                            SCHEDULE 14C INFORMATION
             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                 (AMENDMENT NO.)

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                        GARTMORE VARIABLE INSURANCE TRUST
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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                        GARTMORE VARIABLE INSURANCE TRUST
                           1200 River Road, Suite 1000
                        Conshohocken, Pennsylvania 19428
                                 (800) 848-6331

December [xx], 2006

Dear Shareholders:

The enclosed  Information  Statement  details a recent subadviser change for the
Gartmore  GVIT  Developing  Markets Fund,  Gartmore GVIT Emerging  Markets Fund,
Gartmore GVIT Global Utilities Fund,  Gartmore GVIT  International  Growth Fund,
Gartmore GVIT Worldwide Leaders Fund, and GVIT Small Company Fund (together, the
"Funds"), each a series of Gartmore Variable Insurance Trust (the "Trust").

Gartmore  Global  Partners  ("GGP"),  the current  subadviser to the Funds,  was previously an affiliate of Gartmore  Mutual Fund Capital Trust (the  "Adviser"),
the Funds' investment adviser. However,  effective September 29, 2006, GGP is no longer  affiliated  with the  Adviser  ("Unaffiliated  GGP").  As a result,  the
Trust's Board of Trustees (the "Board") has approved, with respect to the Funds, a new  subadvisory  agreement with  Unaffiliated  GGP to serve as subadviser and manage the Funds,  terminating and replacing the subadvisory  agreement with the previously  affiliated  GGP  ("Affiliated  GGP").  This change was  effective on
September 29, 2006.  The Trust has an exemptive  order from the U.S.  Securities and  Exchange  Commission  that  allows  subadviser  changes to be made  without shareholder approval. The exemptive order instead requires that this Information
Statement be sent to you.

For the Funds, the Board replaced the subadvisory  agreement with Affiliated GGP to Unaffiliated GGP, upon the recommendation of the Adviser. This recommendation was based on several factors including:

     -    the parent  companies  of  Affiliated  GGP entered  into a  definitive agreement  for the  sale  of  Affiliated  GGP to  Hellman  &  Friedman
          Advisors LLC, a San  Francisco-based  private equity  investment firm, resulting in GGP's status changing from affiliated to unaffiliated and thereby  automatically  terminating the subadvisory  agreement between
          Affiliated GGP and the Funds;

     -    the same  investment  strategy  that has been  utilized  for the Funds under Affiliated GGP will continue to be utilized by Unaffiliated GGP;
          and

     -    the same portfolio  managers that have managed the assets of the Funds continue to manage the assets under Unaffiliated GGP.

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Funds in the future.

                                             Sincerely,

                                             Eric E. Miller
                                             Secretary, Gartmore Variable
                                             Insurance Trust

                      GARTMORE GVIT DEVELOPING MARKETS FUND
                       GARTMORE GVIT EMERGING MARKETS FUND
                       GARTMORE GVIT GLOBAL UTILITIES FUND
                     GARTMORE GVIT INTERNATIONAL GROWTH FUND
                      GARTMORE GVIT WORLDWIDE LEADERS FUND
                             GVIT SMALL COMPANY FUND

               Each a Series of Gartmore Variable Insurance Trust
                           1200 River Road, Suite 1000
                        Conshohocken, Pennsylvania 19428

                              INFORMATION STATEMENT

The Board of Trustees  of Gartmore  Variable  Insurance  Trust (the  "Board") is
furnishing  this  Information  Statement  with  respect  to  the  Gartmore  GVIT
Developing  Markets Fund,  Gartmore GVIT  Emerging  Markets Fund,  Gartmore GVIT
Global Utilities Fund,  Gartmore GVIT International  Growth Fund,  Gartmore GVIT
Worldwide  Leaders  Fund,  and GVIT Small  Company  Fund  (each,  a "Fund",  and together, the "Funds"),  each a series of Gartmore Variable Insurance Trust (the
"Trust").  All owners  ("Contract  Owners") of  variable  annuity  contracts  or variable life insurance  policies  ("variable  contracts") who, as of the record date  (September 29, 2006),  had selected the Funds as an underlying  investment option within their variable  contract will receive this Information  Statement.
This Information  Statement will be sent to Contract Owners on or about December
[xx],  2006. The Trust received an exemptive order (the "Exemptive  Order") from the U.S. Securities and Exchange Commission (the "SEC") which permits the Funds'
investment  adviser  to hire new  subadvisers  which are  unaffiliated  with the
Funds' investment adviser and to make changes to existing subadvisory agreements with the  approval of the Board,  but without  obtaining  shareholder  approval;
provided,  among other things,  that each Fund sends to its shareholders (or, in this case,  the Contract  Owners who have  selected  the Funds as an  investment option) an information statement describing any new subadviser within 90 days of hiring such subadviser.

          WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
        YOU ARE REQUESTED NOT TO SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

The Trust,  on behalf of the Funds,  has  entered  into an  Investment  Advisory
Agreement with Gartmore Mutual Fund Capital Trust (the  "Adviser").  Pursuant to
the  Investment  Advisory  Agreement,   the  Adviser  may  select  one  or  more
subadvisers for the Funds. The Adviser also supervises the Funds' daily business affairs,  subject to the  supervision  and  direction of the Board.  The Adviser selects  subadviser(s)  it believes  will  provide  the Funds with high  quality investment  management services consistent with the Funds' investment objective.
The  Adviser  is   responsible   for  the  overall   monitoring  of  the  Funds'
subadviser(s).

The current  subadviser  to the Funds is  independent  of the  Adviser,  and the
subadviser  discharges  its  responsibilities   subject  to  the  oversight  and
supervision of the Adviser.  The subadviser is paid by the Adviser from the fees the Adviser  receives from the Funds. In accordance  with procedures  adopted by the Board, the subadviser to the Funds may effect portfolio transactions through an affiliated  broker-dealer that receives  brokerage  commissions in connection therewith as permitted by applicable law.

Gartmore  Global  Partners  ("GGP"),  the current  subadviser to the Funds,  was previously an affiliate of Gartmore  Mutual Fund Capital Trust (the  "Adviser"),
the Funds' investment adviser. However,  effective September 29, 2006, GGP is no longer  affiliated  with the  Adviser  ("Unaffiliated  GGP").  As a result,  the
Trust's Board of Trustees (the "Board") has approved, with respect to the Funds, a new  subadvisory  agreement with  Unaffiliated  GGP to serve as subadviser and manage the Funds,  terminating and replacing the subadvisory  agreement with the previously  affiliated  GGP  ("Affiliated  GGP").  This change was  effective on
September  29, 2006.  The Trust has an exemptive  order from the SEC that allows subadviser changes to be made without shareholder approval.  The exemptive order instead requires that this Information Statement be sent to you.

Unaffiliated  GGP is located  at 8  Fenchurch  Place,  London,  England,  United
Kingdom.  Unaffiliated  GGP  began  serving  as the  subadviser  to the Funds on
September  29,  2006,  following  action  taken by the Board on June 14, 2006 to approve  Unaffiliated  GGP as the  subadviser  with  respect to the  Funds.  The decision  by the  Board  to  replace  Affiliated  GGP with  Unaffiliated  GGP as subadviser, as well as other important information,  is described in more detail below.

RECOMMENDATION TO REPLACE THE SUBADVISER

As  part  of  the   Adviser's   duties  to  select  and   supervise  the  Funds'
subadviser(s),   the  Adviser  is  responsible  for  communicating   performance
expectations   to,  and  evaluating  the  performance  of,  the  subadviser  and recommending to the Board whether new  subadvisers  should be hired or whether a subadviser's contract with the Trust should be renewed,  modified or terminated.
The Adviser  periodically  provides  written reports to the Board describing the results of its evaluation and monitoring functions.

On May 25, 2006,  Nationwide Mutual Insurance Company and Nationwide Mutual Fire
Insurance Company (collectively, "Nationwide"), the parent companies of Gartmore
Global  Asset  Management  Trust  ("GGAMT")  and  GGAMT's  investment   advisory
subsidiaries, the Adviser and Gartmore Morley Capital Management, Inc. ("GMCM"),
each of which, along with GGAMT, at that time served as an investment adviser to various  series of the Trust,  announced  that  Nationwide  had  entered  into a definitive  agreement for the sale of Gartmore Group Limited ("GGL"),  including certain of GGL's  subsidiaries  based in the United  Kingdom  (the  "U.K."),  to
Hellman & Friedman Advisors LLC, a San Francisco-based private equity investment firm (the "U.K. Sale"). GGL's U.K. investment advisory  subsidiaries,  including
GGP,  represented the  London-based  arm of Gartmore Group, the asset management business of  Nationwide.  The U.K. Sale closed on September  29, 2006,  and upon closing,  a change in control of GGP occurred  that caused all of GGP's  current subadvisory agreements with the Funds to automatically terminate.

The Adviser  recommended  that the subadvisory  agreement with Affiliated GGP be replaced with an agreement with Unaffiliated GGP for the Funds. Unaffiliated GGP was selected for a number of reasons, including the portfolio managers' previous investment experience with the Funds, the investment process and risk management process, and the performance and the experienced team of portfolio managers that would manage the Funds' assets.

No material  changes have taken place or are  anticipated in the  composition of the  portfolios of the Funds or in the  investment  practices or techniques as a result of the U.K. Sale.

The  Adviser  also  reviewed  the  experience  of  the  portfolio  managers  and investment analysts on the Affiliated GGP investment team for the Funds.

For the Gartmore GVIT Developing Markets Fund,  Christopher Palmer, CFA, Head of
the Global  Emerging  Markets team, is the  portfolio  manager of the Fund.  Mr.
Palmer is  responsible  for the  day-to-day  management  of the Fund,  including selection of the Fund's  investments.  Mr. Palmer has been with GGP for 11 years and has extensive experience in Emerging Markets,  Latin America, and hedge fund investments,  including five years managing  AlphaGen hedge funds. He previously co-managed the Fund from its inception in August 2000 through February 2004. Mr.
Palmer  graduated from Colgate  University in 1986. In 1988, he completed an MBA in Finance at New York University.

For the Gartmore GVIT Emerging Markets Fund,  Christopher  Palmer,  CFA, Head of
the Global  Emerging  Markets team, is the  portfolio  manager of the Fund.  Mr.
Palmer's relevant experience is discussed above.

For the Gartmore GVIT Global Utilities Fund, Ben Walker,  CFA, Senior Investment
Manager,  Global Equities team, is responsible for the day-to-day  management of the Fund and selection of the Fund's investments. Mr. Walker joined GMF in 1997.
He  recently  moved back to London  from the United  States,  where he worked in
GMF's Philadelphia  office for nearly three years as a Senior Investment Manager on the U.S.  Equity Team.  In April 2002, he  participated  in the launch of the
Lyxor U.S.  Long/Short  Fund and  co-managed  it until June 2003.  Previously he worked  in the  financial  services  division  of the  accounting  firm,  Arthur
Andersen in London, where he qualified as a Chartered Accountant in August 1997.
He has obtained the IMC and is a CFA  Charterholder.  Mr. Walker  graduated from
St.  Edmund  Hall,  Oxford  University,  with an  Honours  degree  in  Politics,
Philosophy and Economics in 1993.

For the Gartmore GVIT  International  Growth Fund,  Brian O'Neill and Ben Walker
are  responsible  for the day-to-day  management of the Fund. Mr. O'Neill joined
Gartmore as a Senior  Investment  Manager on the Global  Portfolio  team in 1981 with  responsibility for a variety of global funds. Mr. O'Neill began his career with Royal Insurance as an investment  analyst  specializing in UK research.  He expanded his field of expertise to include  management of global  equities later moving  to  Anthony  Gibbs & Sons  where  he was  appointed  as a fund  manager, specializing in global equities.  Mr. Walker's relevant  experience is discussed above.

For the Gartmore GVIT  Worldwide  Leaders Fund,  Neil Rogan is  responsible  for day-to-day  management  of  the  Fund.  Mr.  Rogan  joined  Gartmore  Investment
Management  plc,  an  affiliate  of GGP,  as head of Asia  Pacific  Equities  in
September  1997.  In  December  1999,  he was  appointed  head of  International
Equities with responsibility for the Asia Pacific,  Emerging Markets,  Japanese,
US and Global  Equities  management  teams.  In January 2001 Mr. Rogan undertook responsibility for the Global Equity Team. Prior to joining Gartmore,  Mr. Rogan worked for Touche  Remnant,  where he specialized in Pacific & Emerging  Markets
(1982-1985),  Flemings  in London,  where he was  appointed  head of the Pacific
Region  Portfolios  Group in 1989  (1985-1992)  and Jardine  Fleming  Investment
Management  in Hong Kong,  where he served as a director and senior fund manager
(1992-1997).  Mr.  Rogan  is also  an  associate  member  of the UK  Society  of
Investment Professionals.

For the GVIT Small Company  Fund,  the GGP portion of the Fund is managed by the
Quantitative  Strategies  Team,  with  Michael  J.  Gleason  and  Luke A.  Smith responsible  for  day-to-day  portfolio  management.  Mr.  Gleason  is  Head  of
Quantitative Strategies and joined GGP in 2001 from Putnam Investments. Prior to joining the company,  he was a quantitative  analyst with Putnam  Investments in
Boston from 1999 to 2001 and 1995 to 1998. He was  previously a Principal in the
Advanced  Research Center at State Street Global Advisors in Boston between 1998 and 1999.  Mr. Smith is a Senior  Portfolio  Manager and joined GGP in 2003 from
Putnam Investments. He also has earned his CFA.

The nature and  quality of the  services  which the  subadviser  provides to the
Funds are not anticipated to change.  Under the new  subadvisory  agreement with
Unaffiliated GGP, effective  September 29, 2006, the terms and services provided to the Funds are substantially the same.

Based on the foregoing  considerations,  the Adviser decided to recommend to the
Board that Unaffiliated GGP replace Affiliated GGP as subadviser to the Funds.

BOARD CONSIDERATIONS

At a regular  meeting  of the Board on June 14,  2006,  the Board  reviewed  the
Adviser's recommendation to enter into a subadvisory agreement with Unaffiliated
GGP, pursuant to which  Unaffiliated GGP would serve as subadviser to the Funds.
The Board  reviewed the  memorandum  prepared by the Adviser  that  described in detail  the  basis  for such  recommendations  and also  reviewed  the  proposed subadvisory  agreement among the Adviser,  the Trust and  Unaffiliated  GGP with respect to the Funds.  The Board  inquired  about the nature and  quality of the services proposed to be provided to the Funds,  including Unaffiliated GGP's and
the  Adviser's   investment  strategy  and  philosophy,   portfolio   management
personnel's  experience  and  overall  performance.  The  Board  noted  that the investment strategy would remain the same under Unaffiliated GGP as it was under
Affiliated GGP for the Funds. The Board also noted that the portfolio management personnel were expected to remain the same.

The  Board  also  considered  the  investment  performance  of the Funds and the portfolio managers' and Unaffiliated GGP's demonstrated performance to date. The
Board also  considered  that the cost of  Unaffiliated  GGP's and the  Adviser's services would be the same as the costs of the services  previously  provided by
Affiliated  GGP. The Board noted that as each Fund pays its entire  advisory fee to the Adviser and the Adviser, in turn, pays the Funds' subadviser a portion of that fee,  the cost of  services to the Funds will not change as a result of the retention of Unaffiliated GGP.

Having carefully  considered the Adviser's  recommendation,  the reasons for the recommendation and the information presented,  the Board, including the Trustees who were not  "interested  persons"  (as that term is defined in the  Investment
Company  Act of 1940 (the  "1940  Act")) of the  Adviser  or  Unaffiliated  GGP,
unanimously  approved the  appointment of  Unaffiliated  GGP to serve as the new subadviser for the Funds. The appointment of Unaffiliated GGP as subadviser took effect on  September  29,  2006.  The Board  also  approved  the form of the new subadvisory  agreement  among the Adviser,  the Trust and  Unaffiliated  GGP. In doing so,  the Board  found that the  compensation  payable  under the  proposed subadvisory  agreement  was fair and  reasonable  in light of the services to be provided and the expenses to be assumed by Unaffiliated GGP under such agreement with respect to the Funds.

THE SUBADVISORY AGREEMENT

The subadvisory  agreement with  Unaffiliated GGP, dated September 29, 2006 (the
"Agreement"), was approved by the Board on June 14, 2006. In accordance with the
Exemptive Order, the Agreement will not be submitted to the Funds'  shareholders for their approval. The terms of the Agreement are substantially the same as the terms of the subadvisory agreement with Affiliated GGP (the "Former Agreement").
The following is a brief summary of the material terms of the Agreement.

Term.  The Agreement has an initial term that expires on February 27, 2007,  and continues for successive one-year terms thereafter as long as its continuance is approved  by the Board.  The  Agreement  can be  terminated  on at least 60 days written  notice by the  Adviser,  the Trust on behalf of the Fund, a majority of the  outstanding  voting  securities  of the  Fund,  or  Unaffiliated  GGP.  The
Agreement terminates automatically if assigned by any party.

Fees. Under the Agreement, the annual fee payable by the Adviser to Unaffiliated
GGP (as a percentage of the Fund's average daily net assets) is as follows.  For the Gartmore GVIT  Developing  Markets Fund and Gartmore  GVIT Emerging  Markets
Fund,  the Adviser pays  Unaffiliated  GGP a  subadvisory  fee of 0.525% on Fund assets up to $500 million;  0.500% on Fund assets of $500 million and more,  but less than $2 billion;  and 0.475% on Fund assets of $2 billion and more. For the
Gartmore  GVIT Global  Utilities  Fund,  the  Adviser  pays  Unaffiliated  GGP a subadvisory  fee of 0.350% on Fund  assets  up to $500  million;  0.325% on Fund assets of $500 million and more, up to $2 billion;  and 0.300% on Fund assets of
$2 billion and more.  For the  Gartmore  GVIT  International  Growth  Fund,  the
Adviser pays  Unaffiliated  GGP a subadvisory fee of 0.450% on Fund assets up to
$500 million;  0.425% on Fund assets of $500 million and more,  but less than $2 billion; and 0.400% on Fund assets of $2 billion and more. For the Gartmore GVIT
Worldwide  Leaders Fund, the Adviser pays  Unaffiliated GGP a subadvisory fee of
0.550% on Fund  assets of up to $50  million;  and 0.500% on Fund  assets of $50 million or more. For the GVIT Small Company Fund, the Adviser pays  Unaffiliated
GGP a subadvisory fee of 0.600% on the Fund's average daily net assets.

The Funds are subject to a performance fee adjusted quarterly beginning one year after the  implementation  of the performance fee, as described more fully below on page __. Under the terms of the  Agreement,  Unaffiliated  GGP is entitled to receive the full amount of any  increase in advisory  fees paid by a Fund due to the Fund's outperformance against its benchmark.  Similarly, in the event of any decrease in  advisory  fees paid by a Fund due to  underperformance  against its benchmark,  the Adviser withholds payment to Unaffiliated GGP an amount equal to the performance fee adjustment.

Duties.  Under the Agreement,  the Adviser is responsible for assigning all or a portion  of each  Fund's  assets  to  Unaffiliated  GGP and for  overseeing  and reviewing the  performance of Unaffiliated  GGP. Under the current  arrangement,
Unaffiliated  GGP will manage all of each Fund's assets under the supervision of the  Adviser,  except for the GVIT Small  Company  Fund,  of which GGP will only manage a portion.  Unaffiliated  GGP is required to manage each Fund's portfolio allocated  to  Unaffiliated  GGP  in  accordance  with  each  Fund's  investment objectives  and  policies,  subject to the  supervision  of the  Adviser and the
Board.

Brokerage.  Under the Agreement,  Unaffiliated GGP is authorized to purchase and sell securities on behalf of each Fund through  brokers or dealers  Unaffiliated
GGP selects and to negotiate  commissions  to be paid on such  transactions.  In doing so,  Unaffiliated GGP is required to use reasonable  efforts to obtain the most  favorable  price and  execution  available  but is  permitted,  subject to certain  limitations,  to pay  brokerage  commissions  that are higher than what another broker might have charged in return for brokerage and research services.

Indemnification.  Under the Agreement,  Unaffiliated  GGP and its affiliates and controlling  persons cannot be held liable to the Adviser,  the Trust, the Funds or the Funds'  shareholders  in the absence of willful  misfeasance,  bad faith, gross  negligence or reckless  disregard of its duties under the Agreement.  The
Agreement provides that nothing in the Agreement, however, relieves Unaffiliated
GGP from any of its  obligations  under  federal and state  securities  laws and other applicable law.

Unaffiliated GGP is required, under the Agreement, to indemnify the Adviser, the
Trust, the Funds and their respective affiliates and controlling persons for any liability  or  expenses  sustained  by them as a result  of  Unaffiliated  GGP's willful  misfeasance,  bad faith,  gross negligence,  reckless  disregard of its duties or  violation  of  applicable  law.  The  Agreement  contains  provisions pursuant to which the Adviser is required to indemnify  Unaffiliated GGP for any liability  and  expenses  which may be  sustained  as a result of the  Adviser's willful  misfeasance,  bad faith,  gross negligence,  reckless  disregard of its duties or violation of applicable law.

Regulatory  Pronouncements.  The Agreement also includes provisions arising from regulatory changes. These provisions include a requirement that Unaffiliated GGP establish  and maintain  written  proxy voting  procedures  in  compliance  with current,  applicable laws and regulations,  including,  but not limited to, Rule
30b1-4 under the 1940 Act.  Also, the provisions  include  language  required by
Rule  17a-10  under  the 1940  Act  that  permits  Unaffiliated  GGP to  execute securities  transactions  under  limited  circumstances  through  broker-dealers deemed to be  affiliated  with the Funds,  subject to  certain  prohibitions  on consultations between Unaffiliated GGP and other subadvisers to funds affiliated with the Funds.

Further  Information.  The  foregoing  description  of the  Agreement  is only a summary  and is  qualified  in its  entirety  by  reference  to the  text of the
Agreement.  A copy of the Agreement is on file with the SEC and is available (i)
in person at the SEC's Public Reference Room at 100 F Street, N.E.,  Washington,
D.C.  20549-2000 (upon payment of any applicable fees); (ii) by mail at the SEC,
Public Reference Section, 100 F Street, N.E., Washington,  D.C. 20549-2000 (upon
payment   of  any   applicable   fees)  or  (iii)  at  the   SEC's   website   -
http://www.sec.gov - through the EDGAR system.

OTHER INFORMATION ABOUT UNAFFILIATED GGP

Unaffiliated  GGP is located  at 8  Fenchurch  Place,  London,  England,  United
Kingdom.  The following  table sets forth the name and  principal  occupation of principal  executive  officer and each director of Unaffiliated GGP. The address of each  person  listed  below is 8 Fenchurch  Place,  London,  England,  United
Kingdom.

         Jeffrey S. Meyer           President & Chief Executive Officer
         Paul Feeney                Head of Distribution
         Leslie Aitkenhead          Chief Operating Officer
         Kevin Crossett             General Counsel
         Keith Starling             Head of Finance
         Malcolm Biggart            Chief Compliance Officer
         Dean L. Clarke             Company Secretary

Unaffiliated GGP does not act as an investment adviser or investment  subadviser for any other series of the Trust having a similar investment objective.

MORE ABOUT FEES AND EXPENSES

Each Fund pays the Adviser an  investment  advisory fee at an  effective  annual rate (as a percentage of the Fund's  average  daily net assets) as follows.  For the Gartmore GVIT  Developing  Markets Fund,  the Fund pays the Adviser a fee of
1.05% on Fund assets up to $500 million; 1.00% on Fund assets of $500 million or more but less than $2 billion; and 0.95% for Fund assets of $2 billion and more.
For the Gartmore GVIT Emerging  Markets Fund, the Fund pays the Adviser a fee of
1.05 % on Fund assets up to $500  million;  1.00% on Fund assets of $500 million and more, but less than $2 billion;  and 0.95% on assets of $2 billion and more.
For the Gartmore GVIT Global  Utilities Fund, the Fund pays the Adviser a fee of
0.70% on Fund assets up to $500  million;  0.65% on Fund assets of $500  million and more but less than $2  billion;  and 0.60% for Fund assets of $2 billion and more. For the Gartmore GVIT International Growth Fund, the Fund pays the Adviser a fee of 0.90% on Fund assets up to $500  million;  0.85% on Fund assets of $500 million  and more but less than $2  billion;  and  0.80%  for Fund  assets of $2 billion and more.  For the Gartmore GVIT  Worldwide  Leaders Fund, the Fund pays the Adviser a fee of 0.90% on Fund assets up to $50 million;  and 0.85% for Fund assets of $50 million and more.  For the GVIT Small Company Fund,  the Fund pays the Adviser a fee of 0.93% of the Fund's average daily net assets.

The Gartmore GVIT Developing Markets Fund,  Gartmore GVIT Emerging Markets Fund,
Gartmore GVIT Global Utilities Fund,  Gartmore GVIT  International  Growth Fund,
and  Gartmore  GVIT  Worldwide  Leaders Fund (the  "Performance  Fee Funds") are
subject to a  performance  fee adjusted  quarterly  beginning one year after the implementation  of the  performance  fee. The base fee provided  above is either increased  or  decreased  proportionately  by  the  following  amounts  at  each breakpoint,  based upon whether the  Performance Fee Fund has  out-performed  or under-performed its respective benchmark,  by more or less than a maximum of 500 basis points over the preceding rolling 12 month period as follows:

     +/- 100 bps under/outperformance                         +/- 2bps
     +/- 200 bps under/outperformance                         +/- 4bps
     +/- 300 bps under/outperformance                         +/- 6bps
     +/- 400 bps under/outperformance                         +/- 8bps
     +/- 500 bps or more under/outperformance                 +/- 10bps

The investment  performance of each Performance Fee Fund will be the sum of: (1)
the change in each  Performance  Fee Fund's value  during such  period;  (2) the value of the  Performance  Fee Fund's  cash  distributions  (from net income and realized net gains) having an ex-dividend date during such  calculation  period;
and (3) the  value of any  capital  gains  taxes  paid or  accrued  during  such calculation  period for undistributed  realized long-term capital gains from the
Performance Fee Fund. For this purpose,  the value of distributions per share of realized  capital gains, of dividends per share paid from investment  income and of capital gains taxes per share  reinvested in the Performance Fee Fund will be the  Performance  Fee  Fund's  value in effect at the close of  business  on the record  date  for the  payment  of such  distributions  and  the  date on  which provision  is made for such taxes,  after  giving  effect to such  distribution, dividends and taxes.

A description of the specific  methodology for calculating,  accruing and paying the performance fees is available in each Performance Fee Fund's  Prospectus and
Statement of Additional Information.

During the fiscal year ended  December 31, 2005,  the Adviser paid the following amounts to Affiliated  GGP. For the Gartmore GVIT  Developing  Markets Fund, the
Adviser  paid  $1,291,284  in fees to  Affiliated  GPP.  For the  Gartmore  GVIT
Emerging  Markets Fund, the Adviser paid $855,256 in fees to Affiliated GGP. For the Gartmore GVIT Global  Utilities  Fund,  the Adviser paid $170,223 in fees to
Affiliated  GGP. For the Gartmore GVIT  International  Growth Fund,  the Adviser
paid $116,409 in fees to Affiliated GGP. For the Gartmore GVIT Worldwide Leaders
Fund,  the Adviser paid $226,093 in fees to  Affiliated  GPP. For the GVIT Small
Company Fund, the Adviser paid $5,432,695 in fees to Affiliated GGP.

ADDITIONAL INFORMATION

As of September 29, 2006, each Fund had issued and outstanding:

GARTMORE GVIT DEVELOPING MARKETS FUND
_____ shares of beneficial interest designated as Class I shares
_____ shares of beneficial interest designated as Class II shares

GARTMORE GVIT EMERGING MARKETS FUND
_____ shares of beneficial interest designated as Class I shares
_____ shares of beneficial interest designated as Class II shares
_____ shares of beneficial interest designated as Class III shares
_____ shares of beneficial interest designated as Class VI shares

GARTMORE GVIT GLOBAL UTILITIES FUND
_____ shares of beneficial interest designated as Class I shares
_____ shares of beneficial interest designated as Class II shares
_____ shares of beneficial interest designated as Class III shares

GARTMORE GVIT INTERNATIONAL GROWTH FUND
_____ shares of beneficial interest designated as Class I shares
_____ shares of beneficial interest designated as Class II shares
_____ shares of beneficial interest designated as Class III shares

GARTMORE GVIT WORLDWIDE LEADERS FUND
_____ shares of beneficial interest designated as Class I shares
_____ shares of beneficial interest designated as Class II shares
_____ shares of beneficial interest designated as Class III shares

GVIT SMALL COMPANY FUND
_____ shares of beneficial interest designated as Class I shares
_____ shares of beneficial interest designated as Class II shares
_____ shares of beneficial interest designated as Class III shares
_____ shares of beneficial interest designated as Class IV shares

As of September 29, 2006, to the Trust's  knowledge,  the following are the only persons who had or shared  voting or  investment  power over more than 5% of the outstanding shares of any class (collectively, the "shares") of a Fund:

                                                         Amount and Nature of Voting
     Name and Address                                        and Investment Power

GARTMORE GVIT DEVELOPING MARKETS FUND      Shared voting and investment power over _____shares of
Class ___                                  the Fund representing _____% of the Fund's outstanding
                                           Class __ shares and ___% of the Fund's total
                                           outstanding shares.

GARTMORE GVIT EMERGING MARKETS FUND
Class ___                                  Shared voting and investment power over _____shares of
                                           the Fund representing _____% of the Fund's outstanding
                                           Class __ shares and ___% of the Fund's total
GARTMORE GVIT GLOBAL UTILITIES FUND        outstanding shares.
Class ___
                                           Shared voting and investment power over _____shares of
                                           the Fund representing _____% of the Fund's outstanding
GARTMORE GVIT INTERNATIONAL GROWTH FUND    Class __ shares and ___% of the Fund's total
Class ___                                  outstanding shares.

                                           Shared voting and investment power over _____shares of
                                           the Fund representing _____% of the Fund's outstanding
                                           Class __ shares and ___% of the Fund's total
                                           outstanding shares.

GARTMORE GVIT WORLDWIDE LEADERS FUND       Shared voting and investment power over _____shares of
Class ___                                  the Fund representing _____% of the Fund's outstanding
                                           Class __ shares and ___% of the Fund's total
                                           outstanding shares.

GVIT SMALL COMPANY FUND                    Shared voting and investment power over _____shares of
Class ___                                  the Fund representing _____% of the Fund's outstanding
                                           Class __ shares and ___% of the Fund's total
                                           outstanding shares.

[To the  Trust's  knowledge,  there are no persons  who had or shared  voting or investment power over more than 5% of the outstanding shares of ____.

As of  September  29,  2006,  the  Officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of any Fund.]

Although  Contract  Owners  are not being  asked to vote on the  replacement  of
Affiliated GGP with  Unaffiliated  GGP as subadviser to the Funds,  the Trust is required  by the rules of the SEC to  summarize  the voting  rights of  Contract
Owners.  Whenever a matter affecting the Funds requires shareholder  approval, a
shareholder   meeting   generally  will  be  held  and  a  proxy  statement  and
proxy/voting  instruction  forms will be sent to the Funds'  shareholders and to
Contract Owners who have selected the Funds as an underlying mutual fund option.
Contract  Owners  do not  vote on such  matters  directly  because  they are not shareholders of the Funds, but they will be asked in the proxy statement to give voting  instructions  to those separate  accounts that are  shareholders  of the
Funds.  These  separate  accounts  will  then  vote  the  shares  of  the  Funds attributable to the Contract  Owners in accordance with the voting  instructions received from the Contract Owners. If voting instructions are not received,  the
separate   accounts  will  vote  the  shares  of  the  Funds  for  which  voting instructions  have not been received in proportion (for,  against or abstain) to those for which timely voting instructions have been received. Each share of the
Funds is  entitled  to one vote,  and each  fraction of a share is entitled to a proportionate  fractional vote. Contract Owners will also be permitted to revoke
previously   submitted  voting  instructions  in  accordance  with  instructions contained in the proxy statement sent to the Funds' shareholders and to Contract
Owners.

The foregoing  description  of Contract  Owner voting rights with respect to the
Funds is only a brief summary of these rights.  Whenever shareholder approval of a  matter  affecting  the  Funds  is  required,  the  proxy  statement  sent  to shareholders  and to Contract  Owners will fully  describe the voting  rights of
Contract  Owners  and  the  voting  procedures  that  will  be  followed  at the shareholder meeting.

Currently,  Gartmore Distribution  Services,  Inc. ("GDSI"), an affiliate of the
Adviser,  acts as the Trust's principal  underwriter.  Gartmore SA Capital Trust
("GSA"),   an  affiliate  of  the  Adviser  and  GDSI,   serves  as  the  Funds'
administrator.  The address for each of the Adviser,  GDSI and GSA is 1200 River
Road, Suite 1000, Conshohocken, Pennsylvania 19428.

The  Adviser,   GDSI  and  GSA  are  all  indirect  subsidiaries  of  Nationwide
Corporation  ("NWC").  The  Adviser  and GSA are  wholly-owned  subsidiaries  of
Gartmore  Global  Investments,  Inc.  ("GGI").  GGI is a subsidiary  of Gartmore
Global Asset Management Trust ("GGAMT"),  which is a wholly-owned  subsidiary of
NWC.  GDSI is a  wholly-owned  subsidiary of Gartmore  Global Asset  Management,
Inc., which is a wholly-owned subsidiary of GSA.

NWC's common stock is held by Nationwide  Mutual  Insurance  Company (95.2%) and
Nationwide  Mutual  Fire  Insurance  Company  (4.8%),  each of which is a mutual company  owned by its  respective  policyholders.  The  address for each of NWC,
Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company
is One Nationwide Plaza, Columbus, Ohio 43215.

No Officer  or Trustee of the Trust is an  officer,  employee,  or  director  of
Unaffiliated  GGP, nor do any such Officers or Trustees own securities issued by
Unaffiliated  GGP or have any other  material  direct or  indirect  interest  in
Unaffiliated GGP.

The Trust will furnish without charge,  a copy of the Trust's most recent Annual
Report to  shareholders  and Semiannual  Report to  shareholders  succeeding the
Annual Report, if any, upon request.  This request may be made either by writing to the Trust at the  address  contained  on the first  page of this  Information
Statement or by calling  toll-free  (800)  848-6331.  The Annual  Report and the
Semiannual  Report  will be  mailed  to you by  first-class  mail  within  three business days of receipt of your request.

                                         By Order of the Board of Trustees of
                                         Gartmore Variable Insurance Trust,

                                         Eric E. Miller, Secretary

December [xx], 2006